Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Renasant Corporation (“Renasant”) and Heritage Financial Group, Inc. (“Heritage”) after giving effect to the merger of Heritage with and into Renasant with Renasant surviving the merger, the issuance of 0.9266 shares of Renasant common stock in exchange for outstanding shares of Heritage common stock in connection therewith and the other transactions contemplated by the Agreement and Plan of Merger dated as of December 10, 2014 by and among Renasant, Renasant Bank, Heritage and HeritageBank of the South.  The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the merger with Renasant and the transactions that occurred therewith had occurred on June 30, 2015.  The unaudited pro forma condensed combined income statements for the year ended December 31, 2014 and the six months ended June 30, 2015 are presented as if the merger and transactions that occurred therewith had occurred on January 1, 2014.  The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. Renasant is the acquirer for accounting purposes. Renasant is finalizing the fair value of certain assets and liabilities of Heritage. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of Heritage to conform to the presentation in Renasant's financial statements.

In connection with the integration of the operations of Renasant and Heritage, Renasant has incurred, and will in the future incur, nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities.  Renasant is not able to fully determine the timing, nature and amount of these charges as of the date of this filing.  However, these charges will affect the results of operations of Renasant and Heritage upon the completion of the merger, in the period in which they are incurred.  The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and were not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared.  Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. Estimated transaction related expenses of Renasant are not included in the unaudited pro forma condensed combined income statements.

The actual amounts finally recorded for the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	final valuations for certain assets and liabilities of Heritage acquired as part of the merger, which could cause material differences in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Renasant’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2014;

•
Heritage’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2014;

•
Renasant’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2015, included in Renasant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; and

•	other information pertaining to Renasant and Heritage contained in previous filings with the Securities and Exchange Commission.

Renasant Corporation and Subsidiaries
Pro Forma Condensed Combined Balance Sheet

(In Thousands, Except Share Data)

	Renasant Corporation	Heritage Financial Group, Inc.	Purchase Accounting Adjustments				Pro forma
			Termination of		Other
	6/30/2015	6/30/2015	Employee Stock		Purchase Acct		6/30/2015
	(as reported)	(as reported)	Ownership Plan		Adjustments		Combined
Assets
Cash and cash equivalents	$154,962	$35,794	$2,839	(a)	$(5,915)	(b)	$187,680
Securities	965,290	179,250	—		(1,401)	(c)	1,143,139
Mortgage loans held for sale	108,023	350,986	—		(2,481)	(d)	456,528
Loans, net of unearned income	4,037,204	1,137,774	—		(26,157)	(e)	5,148,821
Allowance for loan losses	(41,888)	(10,361)	—		10,361	(f)	(41,888)
Net loans	3,995,316	1,127,413	—		(15,796)		5,106,933
Premises and equipment	121,072	49,334	—		(7,254)	(g)	163,152
Other real estate owned	27,064	8,582	—		1,390	(h)	37,036
Goodwill	274,698	11,364	4,930	(a)	161,039	(i)	452,031
Other intangible assets	20,110	5,427	—		6,829	(j)	32,366
FDIC loss-share indemnification asset	6,659	17,920	—		(15,247)	(k)	9,332
Other assets	225,996	83,444	—		16,385	(l)	325,825
Total assets	$5,899,190	$1,869,514	$7,769		$137,549		$7,914,022
Liabilities and shareholders' equity
Liabilities
Non-interest bearing	$972,672	$279,123	$—		$—		$1,251,795
Interest bearing	3,917,772	1,092,455	—		3,776	(m)	5,014,003
Total Deposits	4,890,444	1,371,578	—		3,776		6,265,798
Short-term borrowings	64,229	14,656	—		—		78,885
Long-term debt	154,860	300,000	—		—		454,860
Other liabilities	58,681	22,628	—		12,895	(n)	94,204
Total liabilities	5,168,214	1,708,862	—		16,671		6,893,747
Shareholders' equity
Common stock	163,281	93	—		43,086	(o)	206,460
Treasury stock, at cost	(21,381)	—	—				(21,381)
Additional paid-in capital	344,969	107,503	5,243	(a)	133,374	(p)	591,089
Retained earnings	252,718	60,602	—		(60,602)	(p)	252,718
Accumulated other comprehensive loss	(8,611)	(5,020)	—		5,020	(p)	(8,611)
Unearned Employee Stock Ownership Plan	—	(2,526)	2,526	(a)			—
Total shareholders' equity	730,976	160,652	7,769		120,878		1,020,275
Total liabilities and shareholders' equity	$5,899,190	$1,869,514	$7,769		$137,549		$7,914,022
See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Renasant Corporation and Subsidiaries
Pro Forma Condensed Combined Income Statement

(In Thousands, Except Share Data)

	For the year ended December 31, 2014
	Renasant Corporation	Heritage Financial Group, Inc.	Norcross Branch of PrivateBank and Trust Company	Alarion Financial Services, Inc.	Heritage Financial Group, Inc.	Pro forma Adjustments		Pro Forma
	(as reported)	(as reported)	(pro forma)	(pro forma)	Combined Proforma			Combined
Interest income(1)
Loans	$199,844	$54,670	$1,587	$7,113	$63,370	$10,620	(e)	$273,834
Securities	26,169	6,227	—	—	6,227	311	(c)	32,707
Other	396	89	—	13	102	—		498
Total interest income	226,409	60,986	1,587	7,126	69,699	10,931		307,039
Interest expense
Deposits	16,069	4,845	711	696	6,252	(2,470)	(m)	19,851
Borrowings	7,711	3,420	—	—	3,420	—		11,131
Total interest expense	23,780	8,265	711	696	9,672	(2,470)		30,982
Net interest income	202,629	52,721	876	6,430	60,027	13,401		276,057
Provision for loan losses	6,167	1,569	—	50	1,619	—		7,786
Net interest income after provision for loan losses	196,462	51,152	876	6,380	58,408	13,401		268,271
Noninterest income(1)
Service charges on deposit accounts	25,383	6,187	96	305	6,588	—		31,971
Fees and commissions	21,873	12,058	—	—	12,058	—		33,931
Insurance commissions	8,194	—	—	—	—	—		8,194
Wealth management revenue	8,655	2,436	—	—	2,436	—		11,091
Gains on sales of securities	375	956	—	—	956	—		1,331
BOLI income	2,985	748	—	—	748	—		3,733
Gains on sales of mortgage loans held for sale	8,594	14,181	—	2,860	17,041	—		25,635
Other	4,561	458	—	683	1,141	—		5,702
Total noninterest income	80,620	37,024	96	3,848	40,968	—		121,588
Noninterest expense(1)
Salaries and employee benefits	115,108	44,831	500	3,883	49,214	—		164,322
Data processing	11,400	4,834	—	660	5,494	—		16,894
Net occupancy and equipment	20,252	8,971	192	775	9,938	(41)	(g)	30,149
Other real estate owned	4,593	1,638	—	11	1,649	—		6,242
Professional fees	4,485	1,892	—	613	2,505	—		6,990
Advertising and public relations	5,923	1,096	—	(37)	1,059	—		6,982
Intangible amortization	5,606	879	—	369	1,248	2,319	(j)	9,173
Merger-related expenses	694	3,122	—	100	3,222	—		3,916
Other	23,134	10,091	—	1,484	11,575	—		34,709
Total noninterest expense	191,195	77,354	692	7,858	85,904	2,278		279,377
Income before income taxes	85,887	10,822	280	2,370	13,472	11,123		110,482
Income taxes	26,305	3,254	98	839	4,191	4,227	(q)	34,723
Net income	$59,582	$7,568	$182	$1,531	$9,281	$6,896		$75,759

Earnings per common share:
Basic	$1.89							$1.89
Diluted	$1.88							$1.88
Dividends per common share	$0.68							$0.68
Weighted-average common shares outstanding
Basic	31,499,498					8,635,879	(r)	40,135,377
Diluted	31,759,647					8,635,879	(r)	40,395,526
See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Renasant Corporation and Subsidiaries
Pro Forma Condensed Combined Income Statement

(In Thousands, Except Share Data)

	For the six months ended June 30, 2015
	Renasant Corporation	Heritage Financial Group, Inc.	Pro forma Adjustments		Pro Forma
	(as reported)	(as reported)			Combined
Interest income(1)
Loans	$97,891	$33,071	$5,310	(e)	$136,272
Securities	12,941	2,587	156	(c)	15,684
Other	103	29	—		132
Total interest income	110,935	35,687	5,466		152,088
Interest expense
Deposits	6,608	2,569	(1,008)	(m)	8,169
Borrowings	3,815	(1,110)	—		2,705
Total interest expense	10,423	1,459	(1,008)		10,874
Net interest income	100,512	34,228	6,474		141,214
Provision for loan losses	2,250	300	—		2,550
Net interest income after provision for loan losses	98,262	33,928	6,474		138,664
Noninterest income(1)
Service charges on deposit accounts	12,025	2,848	—		14,873
Fees and commissions	10,278	8,195	—		18,473
Insurance commissions	4,086	—	—		4,086
Wealth management revenue	4,438	1,239	—		5,677
Gains on sales of securities	96	(769)	—		(673)
BOLI income	1,558	366	—		1,924
Gains on sales of mortgage loans held for sale	10,040	14,847	—		24,887
Other	2,300	235	—		2,535
Total noninterest income	44,821	26,961	—		71,782
Noninterest expense(1)
Salaries and employee benefits	58,654	32,999	—		91,653
Data processing	6,333	2,756	—		9,089
Net occupancy and equipment	11,083	5,240	(21)	(g)	16,302
Other real estate owned	1,486	416	—		1,902
Professional fees	1,996	469	—		2,465
Advertising and public relations	2,784	744	—		3,528
Intangible amortization	2,514	612	1,069	(j)	4,195
Merger-related expenses	1,945	14,479	—		16,424
Other	11,795	5,488	—		17,283
Total noninterest expense	98,590	63,203	1,048		162,841
Income before income taxes	44,493	(2,314)	5,426		47,605
Income taxes	13,859	(921)	2,062	(q)	15,000
Net income	$30,634	$(1,393)	$3,364		$32,605

Earnings per common share:
Basic	$0.97				$0.81
Diluted	$0.96				$0.81
Dividends per common share	$0.34				$0.34
Weighted-average common shares outstanding
Basic	31,626,059		8,635,879	(r)	40,261,938
Diluted	31,865,172		8,635,879	(r)	40,501,051
(1)Certain historical amounts for Renasant and Heritage have been reclassified to ensure consistency and comparability of pro forma amounts.
See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(In Thousands, Except Share Data)

Note 1 – Pro Forma Adjustments
(In Thousands, Except Share Data)
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial statements. All adjustments are based on current valuations and assumptions which are subject to change.

(a)
Termination of Employee Stock Ownership Plan – Cash and stockholders’ equity were adjusted for the repayment of the term loan from Heritage’s Employee Stock Ownership Plan ("ESOP"). Goodwill was adjusted for the recognition of compensation expense for the allocation of remaining shares to participants.

(b)	Purchase Accounting Adjustments – Cash was adjusted to reflect the settlement of all outstanding options according to the terms set forth in the merger agreement.

(c)
Purchase Accounting Adjustments – A net discount was recorded to reflect the par value of acquired investment securities over the purchase price of the investment securities. The net discount will be recognized over the estimated remaining life of the related investment securities. The impact was to increase interest income related to securities by $311 and $156 for the year ended December 31, 2014, and the six months ended June 30, 2015, respectively.

(d)
Purchase Accounting Adjustments - Based on Renasant's evaluation of the acquired portfolio of mortgage loans held for sale, a discount of $2,481 was recorded. The adjustment is derived from quotes on sales of similar loans by current market participants. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(e)
Purchase Accounting Adjustments – Based on Renasant’s evaluation of the acquired loan portfolio, a discount was applied to Heritage’s loans and leases resulting in a fair value adjustment of $26,157. The adjustment is primarily related to credit deterioration identified in the portfolio with the remainder, the accretable yield, recognized as an adjustment to reflect the difference between actual interest rates and current rates offered by Renasant on similar loans. This accretable yield adjustment will be recognized over the remaining life of the loan and lease portfolio. The impact of the adjustment was to increase loan interest income by $10,620 and $5,310 for the year ended December 31, 2014, and the six months ended June 30, 2015, respectively.

(f)
Purchase Accounting Adjustments – The allowance for loan losses was adjusted to reflect the reversal of Heritage’s recorded allowance. Purchased loans acquired in a business combination are required to be recorded at fair value, and the recorded allowance for loan losses may not be carried over. While Renasant anticipates significantly reducing the provision for loan losses as a result of acquired loans being recorded at fair value, no adjustment to the historic amounts of Heritage’s provision has been recorded in the Unaudited Pro Forma Condensed Combined Income Statements.

(g)
Purchase Accounting Adjustments – Based on Renasant’s evaluation of the acquired fixed assets, a mark of $7,254 was recorded to account for obsolete assets and adjust the remaining assets to fair value. The impact of the adjustment was to decrease depreciation expense by $41 and $21 for the year ended December 31, 2014, and the six months ended June 30, 2015, respectively.

(h)
Purchase Accounting Adjustments – Based on Renasant’s evaluation of the acquired portfolio of OREO, a mark of $3,135 was applied to Heritage’s OREO resulting in an increase of $1,390 after reversing Heritage's existing fair value marks. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Information
(In Thousands, Except Share Data)

(i)
Purchase Accounting Adjustments – Goodwill of $177,333 was generated as a result of the total purchase price and fair value of liabilities assumed exceeding the fair value of assets purchased. See Note 2, “Pro Forma Allocation of Purchase Price,” for the allocation of the purchase price to acquired net assets. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(j)
Purchase Accounting Adjustments – Heritage’s existing other intangible assets were reversed, and an identified core deposit intangible of $12,256 was recognized. The core deposit intangible is recognized over an estimated useful life of ten years using an accelerated amortization method. The amortization expense associated with the core deposit intangible increased noninterest expense $2,319 and $1,069 for the year ended December 31, 2014, and the six months ended June 30, 2015, respectively.

(k)
Purchase Accounting Adjustments - A fair value adjustment of $15,247 was recorded to the FDIC indemnification asset reflecting the balance of expected reimbursement from the FDIC on covered loans during the remaining periods under each of Heritage's loss-share agreement with the FDIC. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(l)
Purchase Accounting Adjustments – Deferred taxes associated with the adjustments to record the assets and liabilities of Heritage at fair value were recognized using Renasant’s statutory rate of 38%. Furthermore, a fair value adjustment of $1,945 was recorded to Heritage's mortgage servicing rights based on quotes for similar assets by current market participants.

(m)
Purchase Accounting Adjustments – A fair value adjustment was recorded to fixed-rate deposit liabilities based on current interest rates offered by Renasant for similar instruments. The adjustment will be recognized over the estimated remaining term of the deposit liability, which is approximately 2.5 years. The adjustment decreased deposit interest expense by $2,470 and $1,008 for the year ended December 31, 2014, and the six months ended June 30, 2015, respectively.

(n)
Purchase Accounting Adjustments – Other liabilities were adjusted to reflect the accrual of anticipated merger related expenses to be incurred by Heritage. Anticipated merger related expenses to be incurred by Renasant are not included in the pro forma financial information but will be expensed in the period after the merger is completed. Anticipated merger related expenses consist of investment banking fees, legal fees, accounting fees, registration fees, contract termination fees, costs incurred to terminate employee benefit plans, printing costs and additional related fees and expenses. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(o)
Purchase Accounting Adjustments – Common stock was adjusted to reverse Heritage’s common stock outstanding and to recognize the $5.00 par value of shares of Renasant common stock issued to effect the transaction. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements but only affects the number of shares outstanding used in the calculation of earnings per common share.

(p)
Purchase Accounting Adjustments – Other stockholders’ equity accounts were adjusted to reverse Heritage’s historical stockholders’ equity balances and to reflect the net impact of all purchase accounting adjustments. The adjustments had no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(q)	Pro Forma Adjustments – Income taxes were adjusted to reflect the tax effects of purchase accounting adjustments using Renasant’s statutory tax rate of 38%.

Renasant Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Information
(In Thousands, Except Share Data)

(r)
Pro Forma Adjustments – Weighted-average basic and diluted shares outstanding were adjusted to reverse Heritage basic and diluted shares outstanding and to record shares of Renasant common stock issued to effect the transaction.

Note 2 – Pro Forma Allocation of Purchase Price
(In Thousands, Except Share Data)
The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:
Shares issued to common shareholders	8,635,879
Purchase price per share (closing price of Renasant stock on 6/30/2015)	$32.60
Value of stock paid		$281,530
Cash settlement for stock options		5,915
Cash received for ESOP term loan repayment		2,839
Compensation expense incurred from the termination of Heritage's ESOP		4,930
Total Purchase Price		$295,214
Heritage Net assets at market value:
Assets:
Cash and cash equivalents	$38,633
Securities	177,849
Mortgage loans held for sale	348,505
Net loans	1,111,617
Premises and equipment	42,080
Other real estate owned	9,972
Other intangible assets	12,256
FDIC loss-share indemnification asset	2,673
Other assets	99,829
Total assets	1,843,414
Liabilities:
Deposits	1,375,354
Short-term borrowings	14,656
Long-term debt	300,000
Other liabilities	35,523
Total liabilities	1,725,533
Total Net Assets Acquired		117,881
Goodwill resulting from merger		$177,333